Exhibit (a)(7)

Oshkosh Corporation Fourth Quarter Fiscal 2012 October 26, 2012 Charles L. Szews Chief Executive Officer Wilson R. Jones President and Chief Operating Officer David M. Sagehorn Executive Vice President and  Chief Financial Officer Patrick N. Davidson Vice President, Investor Relations

Forward-Looking Statements This presentation includes forward-looking statements.  To the extent this presentation constitutes proxy solicitation material to which the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) applies, the Company believes such statements to be “forward looking” within the meaning of the PSLRA.  All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this presentation, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, especially in the current environment where there are conflicting signs regarding the future global economic outlook; the expected level and timing of the DoD procurement of products and services and funding thereof; risks related to reductions in government expenditures in light of U.S. defense budget pressures and an uncertain DoD tactical wheeled vehicle strategy; the ability to increase prices to raise margins or offset higher input costs; increasing commodity and other raw material costs, particularly in a sustained economic recovery; risks related to the Company’s exit from its ambulance business, including the amounts of related costs and charges; risks related to facilities consolidation and alignment, including the amounts of related costs and charges and that anticipated cost savings may not be achieved; the duration of the ongoing global economic weakness, which could lead to additional impairment charges related to many of the Company’s intangible assets and/or a slower recovery in the Company’s cyclical businesses than Company or equity market expectations; the potential for the U.S. government to competitively bid the Company’s Army and Marine Corps contracts; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks related to production or shipment delays arising from quality or production issues; risks associated with international operations and sales, including foreign currency fluctuations and compliance with the Foreign Corrupt Practices Act; risks related to actions of activist shareholders, including the amount of related costs; the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals; risks and uncertainties associated with the pending tender offer for the Company's shares, the outcome of any litigation related to the offer or any other offer or proposal, and the Board’s recommendation to the shareholders concerning the offer or any other offer or proposal. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation, and disclaims any obligation, to update information contained in this presentation.  Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all. OSK Fourth Quarter 2012 Earnings Call October 26, 2012 2

MOVE Delivered in Q4 Results exceeded most recent expectations Q4 Adjusted EPS* of $0.65 on sales of $2.1 billion in FY12 vs. Adjusted EPS of $0.50 in FY11 Margins expanded in all segments Rationalized businesses in Fire & Emergency segment to drive improved profitability Repurchased 0.5 million shares Reiterating FY13 EPS** estimate range of $2.35 to $2.60 3 OSK Fourth Quarter 2012 Earnings Call October 26, 2012 Net Sales (millions) Adjusted EPS* OSK Fiscal Q4 Performance * Results for the fourth quarter of fiscal 2012 exclude pre-tax restructuring related charges of $10.6 million, primarily associated with the Company’s plan to exit its Medtec ambulance business, charges of $3.4 million associated with the curtailment of pension and other postretirement benefit plans, costs incurred in connection with a proxy contest of $0.2 million and discrete tax benefits of $26.5 million. Results for the fourth quarter of fiscal 2011 exclude pre-tax restructuring related charges of $8.3 million, impairment charges of $2.0 million and discrete tax benefits of $1.4 million. ** FY13 EPS expectations do not include additional expected costs associated with the exit of the ambulance business and costs, which could be substantial, related to a tender offer initiated, and proxy contest threatened, by Mr. Carl Icahn. $2,062 $2,110 $0.65 $0.50 $0.00 $0.25 $0.50 $0.75 $1.00 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 FY12 FY11 Net Sales EPS

MOVE Drove Strong Full Year Performance in FY12 Achieved Adjusted EPS* of $2.27 Analyst Day estimate range: $2.05 - $2.15 Raised expectations several times throughout the year Generated $215 million in FY12 free cash flow* International sales increased to 19% in FY12 from 17% in FY11 Significant wins for defense 750 M-ATVs for U.A.E. JLTV engineering and manufacturing development contract award 4 OSK Fourth Quarter 2012 Earnings Call October 26, 2012 * Non-GAAP results. See Appendix for reconciliation to GAAP results.

MOVE on Track to Achieve FY15 EPS Targets Market Recovery Continuing as Expected Indicators support strong North American Access Equipment markets Utilization rates are high and fleet age remains elevated 15% jump in housing starts from August to September (872,000 adjusted annual rate) Housing recovery reflected in substantially higher Q4 concrete mixer orders Domestic fire apparatus demand stabilizing in FY12 Higher municipal orders in FY12 offset by lower federal orders Source: National Association of Home Builders

Optimizing Cost Initiatives Progressing Expect annualized 62 bps impact for FY13 from actions implemented in FY12 Announced conversion of salaried defined benefit pension plans to defined contribution plans effective January 1, 2013 Reduces cash flow and expense volatility Significantly reduced supplemental executive retirement benefits Eliminated post-employment health benefits for current salaried employees OSK Fourth Quarter 2012 Earnings Call 6 October 26, 2012 E = Company estimates A = Actual results

Defense Business Update Managing for expected lower future production levels Workforce reduction of 490 employees and contractors in January 2013 U.A.E. M-ATV production/shipments progressing on target Continuing to pursue additional international business Oshkosh in excellent position with JLTV EMD win Highlighted at AUSA and Modern Day Marine trade shows Delivering high quality vehicles for programs of record FMTV FHTV 7 OSK Fourth Quarter 2012 Earnings Call October 26, 2012

Non-Defense Business Update Strong North American access equipment market Positive indicators: utilization, rental rates, fleet age Annual negotiations commenced with national rental companies Order timing shifted from Q4 FY12 to 1H FY13 Solid improvements in Fire & Emergency International shipments up $23 million in Q4 vs. prior year Better labor efficiency and absorption Medtec production likely continues into Q2 FY13 OSK Fourth Quarter 2012 Earnings Call 8 October 26, 2012 NA Rental Equipment Company Fleet Utilization Based on International Rental News/Dan Kaplan sample of medium to large NA rental equipment companies (United Rental, RSC, HERC, Ameco, Neff).

Non-Defense Business Update Recovery evident in construction Mixer and wallboard loader orders continue to improve Particular strength in western United States CNG continues to drive demand for RCVs CNG mixers gaining momentum Rollout of Oshkosh Operating System continues to drive improvements Process flow Operating margins Working capital OSK Fourth Quarter 2012 Earnings Call 9 October 26, 2012

Consolidated Results Sales impacted by: Non-defense volumes Higher FMTV volume Lower defense aftermarket parts Lower FHTV and M-ATV volume Margins impacted by: Price realization Improved FMTV margins Higher stock-based and incentive compensation Comments (Dollars in millions, except per share amounts) Fourth Quarter Net Sales $2,061.8 $2,110.0 % Change (2.3)% 0.6% Adjusted Operating Income* $ 110.4 $ 87.4 % Change 26.3% (64.4)% % Margin 5.4% 4.1% Adjusted EPS* $ 0.65 $ 0.50 % Change 30.0% (63.2)% 2012 2011 OSK Fourth Quarter 2012 Earnings Call 10 October 26, 2012 * Non-GAAP results. See Appendix for reconciliation to GAAP results.

# Expectations for FY13*

- Revenues of $7.5B to $7.8B
- Operating income of $380M to $420M
- EPS from continuing operations of $2.35 to $2.60

Segment information

| Measure | Access Equipment | Defense | Fire & Emergency* | Commercial |
|---|---|---|---|---|
| Sales (billions) | $2.8-$3.0 | $3.3-$3.4 | $0.72-$0.75 | $0.72-$0.75 |
| Operating Income Margin | 9.5%-10.0% | 5.0%-5.5% | 2.0%-2.5% | 4.5%-5.0% |

Additional expectations

- Corporate expenses up ~10% (higher IT investment)
- Tax rate of ~33%
- CapEx of ~$70 million
- Free cash flow $75 - $100 million
- Share count of ~91.5 million

Comments on First Quarter

- Seasonally lowest quarter for sales and EPS

* FY13 expectations do not include additional expected costs associated with the exit of the ambulance business in the Fire & Emergency segment and costs, which could be substantial, related to a tender offer initiated, and proxy contest threatened, by Mr. Carl Icahn.

OSK Fourth Quarter 2012 Earnings Call

October 26, 2012

11

For information contact: Patrick N. Davidson Vice President, Investor Relations 920 966-5939 pdavidson@oshkoshcorp.com Tina Schmiedel Director, Investor Relations 920 233-9235 tschmiedel@oshkoshcorp.com

2012 2011** (Dollars in millions) Net Sales % Change Adjusted Operating Income* % Change % Margin Appendix: Access Equipment Sales impacted by: Double digit volume increases in North America Price realization Margins impacted by: Price realization Product mix Backlog down 50% vs. prior year to $361 million Timing of orders from large rental customers Comments October 26, 2012 OSK Fourth Quarter 2012 Earnings Call 13 * Non-GAAP results. See Appendix for reconciliation to GAAP results. ** FY11 results include $53.9 million of intersegment revenue for M-ATV production.

Appendix: Defense Sales impacted by: - Lower FHTV and M-ATV volume - Lower aftermarket parts sales + Higher FMTV volume Margins impacted by: + Year/year improvement in FMTV margins + LIFO and contract definitization adjustments - Product mix Backlog down 40% vs. prior year to $3.1 billion Comments 2012 2011 October 26, 2012 OSK Fourth Quarter 2012 Earnings Call 14 * Non-GAAP results. See Appendix for reconciliation to GAAP results. (Dollars in millions) Fourth Quarter 2012 2011 Net Sales $953.7 $1,172.2 % Change (18.6)% (11.9)% Adjusted Operating Income* $62.5 $74.1 % Change (15.6)% (66.9)% % Margin 6.6% 6.3%

2012 2011 Appendix: Fire & Emergency Sales impacted by: + International fire apparatus volume Margins impacted by: + Improved absorption related to higher volumes + Improved operational efficiencies Backlog flat vs. prior year at $478 million** Comments October 26, 2012 OSK Fourth Quarter 2012 Earnings Call 15 * Non-GAAP results. See Appendix for reconciliation to GAAP results. ** Includes $18 million of Medtec ambulance backlog at September 30, 2012. (Dollars in millions) Fourth Quarter 2012 2011 Net Sales $228.9 $200.2 % Change 14.3% (18.7)% Adjusted Operating Income* $13.0 $2.8 % Change 371.2% (89.0)% % Margin 5.7% 1.4%

Appendix: Commercial Sales impacted by: + Higher concrete mixer and RCV volume + Higher parts & service sales Margins impacted by: + Improved absorption related to manufacturing efficiencies and volume - Investments in MOVE initiatives Backlog up 11% vs. prior year to $156 million October 26, 2012 16 OSK Fourth Quarter 2012 Earnings Call Comments 2012 2011 (Dollars in millions) Fourth Quarter 2012 2011 Net Sales $181.5 $135.2 % Change 34.2% (16.9)% Operating Income                                                $9.2 $2.6 % Change 249.5% (74.2)% % Margin 5.1% 1.9%

# Appendix: Commonly Used Acronyms

| | | | |
|---|---|---|---|
| ARFF | Aircraft Rescue and Firefighting | MECV | Modernized Expanded Capability Vehicle |
| AWP | Aerial Work Platform | MRAP | Mine Resistant Ambush Protected |
| CNG | Compressed Natural Gas | MSVS | Medium Support Vehicle System (Canada) |
| DoD | Department of Defense | MTT | Medium Tactical Truck |
| EAME | Europe, Africa & Middle East | NPD | New Product Development |
| EMD | Engineering & Manufacturing Development | OI | Operating Income |
| EPS | Diluted Earnings Per Share | PLS | Palletized Load System |
| FHTV | Family of Heavy Tactical Vehicles | PUC | Pierce Ultimate Configuration |
| FMS | Foreign Military Sales | RCV | Refuse Collection Vehicle |
| FMTV | Family of Medium Tactical Vehicles | RFP | Request for Proposal |
| HEMTT | Heavy Expanded Mobility Tactical Truck | ROW | Rest of World |
| HET | Heavy Equipment Transporter | SMP | Standard Military Pattern (Canadian MSVS) |
| HEWATT | HEMTT-Based Water Tender | TACOM | Tank-automotive and Armaments Command |
| HMMWV | High Mobility Multi-Purpose Wheeled Vehicle | TDP | Technical Data Package |
| JLTV | Joint Light Tactical Vehicle | TFFT | Tactical Fire Fighting Truck |
| JPO | Joint Program Office | TPV | Tactical Protector Vehicle |
| JROC | Joint Requirements Oversight Council | TWV | Tactical Wheeled Vehicle |
| JUONS | Joint Urgent Operational Needs Statement | UCA | Undefinitized Contract Action |
| L-ATV | Light Combat Tactical All-Terrain Vehicle | UIK | Underbody Improvement Kit (for M-ATV) |
| LVSR | Logistic Vehicle System Replacement | | |
| M-ATV | MRAP All-Terrain Vehicle | | |

OSK Fourth Quarter 2012 Earnings Call October 26, 2012 17

# Appendix: Non-GAAP to GAAP Reconciliation

- The table below presents a reconciliation of the Company's presented non-GAAP measures to the most directly comparable GAAP measures (in millions, except per share amounts):

| | Three Months Ended September 30, 2012 | Three Months Ended September 30, 2011 |
|---|---|---|
| **Access equipment segment** | | |
| Non-GAAP operating income | $ 60.0 | $ 33.9 |
| Restructuring-related charges | (0.5) | 0.9 |
| GAAP operating income | $ 59.5 | $ 34.8 |
| **Defense segment** | | |
| Non-GAAP operating income | $ 62.5 | $ 74.1 |
| Restructuring-related charges | - | (3.1) |
| Curtailment expense | (0.5) | - |
| GAAP operating income | $ 62.0 | $ 71.0 |
| **Fire & emergency segment** | | |
| Non-GAAP operating income | $ 13.0 | $ 2.8 |
| Restructuring-related charges | (10.1) | (6.1) |
| Curtailment expense | (2.0) | - |
| Long-lived asset impairment charges | - | (2.0) |
| GAAP operating income (loss) | $ 0.9 | $ (5.3) |
| **Corporate** | | |
| Non-GAAP operating expenses | $ (34.4) | $ (25.9) |
| Proxy contest costs | (0.2) | - |
| Curtailment expense | (0.9) | - |
| GAAP operating expenses | $ (35.5) | $ (25.9) |
| **Consolidated** | | |
| Non-GAAP operating income | $ 110.4 | $ 87.4 |
| Restructuring-related charges | (10.6) | (8.3) |
| Curtailment expense | (3.4) | - |
| Proxy contest costs | (0.2) | - |
| Long-lived asset impairment charges | - | (2.0) |
| GAAP operating income | $ 96.2 | $ 77.1 |

| | Three Months Ended September 30, 2012 | Three Months Ended September 30, 2011 | Fiscal Year Ended September 30, 2012 | Fiscal Year Ended September 30, 2011 |
|---|---|---|---|---|
| **Consolidated** | | | | |
| Non-GAAP provision for income taxes | $ 32.1 | $ 24.4 | $ 115.0 | $ 163.5 |
| Income tax benefit associated with pre-tax charges | (5.1) | (3.7) | (10.3) | (7.3) |
| Discrete tax benefits | (26.5) | (1.4) | (40.3) | (11.1) |
| GAAP provision for income taxes | $ 0.5 | $ 19.3 | $ 64.4 | $ 145.1 |
| Non-GAAP earnings per share attributable to Oshkosh Corporation from continuing operations-diluted | $ 0.65 | $ 0.50 | $ 2.27 | $ 3.07 |
| Restructuring-related charges, net of tax | (0.07) | (0.06) | (0.13) | (0.13) |
| Curtailment expense, net of tax | (0.02) | - | (0.02) | - |
| Proxy contest costs, net of tax | - | - | (0.05) | - |
| Long-lived asset impairment charges, net of tax | - | (0.01) | - | (0.01) |
| Discrete tax benefits | 0.29 | 0.01 | 0.44 | 0.12 |
| GAAP earnings per share attributable to Oshkosh Corporation from continuing operations-diluted | $ 0.85 | $ 0.44 | $ 2.51 | $ 3.05 |
| Net cash flows provided by operating activities | | | $ 268.3 | |
| Additions to property, plant and equipment | | | (55.9) | |
| Additions to equipment held for rental | | | (8.4) | |
| Proceeds from sale of property, plant and equipment | | | 7.6 | |
| Proceeds from sale of equipment held for rental | | | 3.7 | |
| Free cash flow | | | $ 215.3 | |

OSK Fourth Quarter 2012 Earnings Call October 26, 2012 18

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of the Company commenced by IEP Vehicles Sub LLC and Icahn Enterprises Holdings L.P., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SHAREHOLDERS OF OSHKOSH ARE URGED TO READ THE SOLICITATION /RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of these documents free of charge at the SEC’s website at www.sec.gov. These materials are also available without charge on the Company’s website at www.oshkoshcorporation.com. In addition, copies of these materials may be requested from the Company’s information agent, Innisfree M&A Incorporated, toll-free at (877) 750-9499. ADDITIONAL INFORMATION AND WHERE TO FIND IT The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”). The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting (the “2013 Proxy Statement”). SHAREHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, none of whom owns in excess of 1 percent of the Company’s common stock, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. This information can also be found in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011, filed with the SEC on November 16, 2011, and in the Company’s definitive proxy statement for its 2012 Annual Meeting of Shareholders (the “2012 Proxy Statement”), filed with the SEC on December 12, 2011. To the extent holdings of the Company’s securities have changed since the amounts printed in the 2012 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. OSK Fourth Quarter 2012 Earnings Call 19 October 26, 2012